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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 25, 2019
Date of Report (Date of earliest event reported)
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Penumbra, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37557	05-0605598
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
One Penumbra Place
Alameda, CA 94502
(Address of principal executive offices, including zip code)

(510) 748-3200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par value $0.001 per share	PEN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release of Penumbra, Inc. dated November 25, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2019, the Board of Directors (the “Board”) of Penumbra, Inc. (the “Company”) appointed Maggie Yuen to the role of Chief Financial Officer of the Company and Lambert Shiu to the role of Chief Accounting Officer of the Company, both positions effective as of December 2, 2019. Concurrent with this effective date, Ms. Yuen will assume the CFO role from Sri Kosaraju, the Company’s President and Chief Financial Officer, and Mr. Kosaraju will continue to serve as the Company’s President.
Maggie Yuen
Ms. Yuen, age 48, joins Penumbra as Chief Financial Officer after more than 20 years of progressive leadership experience driving scalable finance organizations, processes and infrastructure in the Manufacturing, Medical Devices, and Life Science industries. She most recently served as Vice President of Finance of the Genetic Science Division within Thermo Fisher Scientific, Inc. (NYSE: TMO), a business focused on instrument platforms, cloud-based software, content and services. In her role, she directed finance operations, strategic planning and business development activities, among a number of other executive functions. Prior to Thermo Fisher, Ms. Yuen held leadership positions with increasing responsibility at Mirion Technologies, and senior finance roles at Boston Scientific (NYSE: BSX), Glu Mobile (GLUU: NASDAQ), and Johnson & Johnson (NYSE: JNJ). She received an MAcc and MBA from the Weatherhead School of Management and a BS from Case Western Reserve University.
Ms. Yuen does not have a family relationship or any other arrangement or understanding with any of the executive officers or directors of the Company. The Company is not aware of any transactions in which Ms. Yuen has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Lambert Shiu
Mr. Shiu, age 40, joined Penumbra in 2015, initially serving as Director of Finance and subsequently as Vice President, Finance and Accounting. Prior to joining Penumbra, Mr. Shiu worked for PricewaterhouseCoopers, LLP (“PwC”), an accounting firm, for 13 years. He worked on a variety of teams during his tenure at PwC, each role increasing in levels of responsibility and management and spent two years in their National Office. Mr. Shiu is a Certified Public Accountant in California and received a BA from the University of California, Davis in 2001.
Mr. Shiu does not have a family relationship or any other arrangement or understanding with any of the executive officers or directors of the Company. The Company is not aware of any transactions in which Mr. Shiu has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Compensation; Indemnification.
Ms. Yuen will receive compensation for her role as CFO consisting of an initial equity award granted under the Company’s 2014 Equity Incentive Plan and an annual salary commensurate with her experience. Ms. Yuen’s compensation package was approved by the Compensation Committee of the Company’s Board in November 2019. In connection with their appointments, both Ms. Yuen and Mr. Shiu will enter into the Company’s standard form of indemnification agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. On November 25, 2019, the Company issued a press release announcing these executive officer appointments. A copy of the release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penumbra, Inc.

Date: November 25, 2019	By:	/s/ Sri Kosaraju
Sri Kosaraju
President and Chief Financial Officer